INDEX TO EXHIBITS
           Exhibit
           Number
           -------

         12.1

                          SPECTRUM BANCORPORATION, INC.
    COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

                                         Year Ended    Year Ended    Year Ended   Year Ended   Year Ended
                                           June 30       June 30      June 30      June 30      June 30
                                            2001          2000          1999         1998         1997
                                            ----          ----          ----         ----         ----
Income before income taxes and
   minority interest in net income
   of subsidiaries                         14,862        13,988       12,639        10,531        8,638
Add:
Interest expense, including interest
   on deposits                             51,825        31,515       25,548        24,273       20,829
                                         --------      --------     --------      --------     --------
Income as adjusted                         66,687        45,503       38,187        34,804       29,467
                                         --------------------------------------------------------------

Preferred dividend requirements               152           152          152           152          152
Ratio of income before provision for
   income taxes to income before
   minority interest                         150%          147%         148%          143%         143%
                                         --------      --------     --------      --------     --------
Preferred dividend factor on pretax
   basis                                      227           223          225           218          218
Fixed charges interest expense,
   including interest on deposits          51,825        31,515       25,548        24,273       20,829
                                         --------      --------     --------      --------     --------
Fixed charges and preferred dividends      52,052        31,738       25,773        24,491       21,047
                                         --------------------------------------------------------------

Ratio on earnings to fixed charges
   and preferred   dividends,
   including interest on deposits           1.28x         1.43x        1.48x         1.42x        1.40x
                                         --------------------------------------------------------------

Income before income taxes and
   minority interest in net income
   of subsidiaries                         14,862        13,988       12,639        10,531        8,638
Add:
Interest expense, excluding interest
   on deposits                              9,520         5,699        3,544         3,694        2,795
                                         --------      --------     --------      --------    ---------
Income as adjusted                         24,382        19,687       16,183        14,225       11,433
                                         --------------------------------------------------------------

Preferred dividend requirements               152           152          152           152          152
Ratio of income before provision for
   income taxes to income before
   minority interest                         150%          147%         148%          143%         143%
                                         --------      --------     --------      --------    ---------
Preferred dividend factor on pretax
   basis                                      227           233          225           218          218
Fixed charges
Interest expense, excluding interest
   on deposits                              9,520         5,699        3,544         3,694        2,795
                                         --------      --------     --------      --------    ---------
Fixed charges and preferred dividends       9,747         5,922        3,769         3,912        3,013
Ratio on earnings to fixed charges
   and preferred dividends,
   excluding interest on deposits           2.50x         3.32x        4.29x         3.64x        3.80x
                                         --------------------------------------------------------------

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